Exhibit (h)(23)

February 21, 2014

State Street Bank and Trust Company

Attn: Michael Rogers

2000 Crown Colony Dr.

Quincy, MA 02169

Ladies and Gentlemen:

This is to advise you that Artisan Partners Funds, Inc. has established a new class of shares for each of Artisan Global Opportunities Fund, Artisan Global Value Fund, Artisan International Fund, Artisan International Value Fund, Artisan Mid Cap Fund, Artisan Mid Cap Value Fund and Artisan Value Fund (the “Funds”) to be known as Advisor Shares. Each Fund also has an Investor and Institutional Share class. In accordance with the Additional Funds provision in Article 16 of the Transfer Agency and Service Agreement dated May 1, 2001, as amended October 1, 2003, August 3, 2006 and October 31, 2008, between Artisan Partners Funds, Inc. and State Street Bank and Trust Company, Artisan Partners Funds, Inc. hereby requests that you act as Transfer Agent for each Fund’s new class under the terms of the Transfer Agency and Service Agreement. Attached hereto is a revised Schedule A listing each of the series and classes of Artisan Partners Funds, Inc. for which State Street Bank and Trust Company will act as Transfer Agent pursuant to the Agreement.

Please indicate your acceptance of this appointment as Transfer Agent by executing both copies of this Letter Agreement, returning one copy to us and retaining one copy for your records.

ARTISAN PARTNERS FUNDS, INC.

By:	/s/ James S. Hamman, Jr.
James S. Hamman, Jr.
Vice President and Assistant Secretary

Agreed to this 28th day of February, 2014

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael Rogers
Name: Michael Rogers
Title: Executive Vice President

Exhibit (h)(23)

SCHEDULE A

Dated: February 21, 2014

Artisan Emerging Markets Fund – Investor Shares

Artisan Emerging Markets Fund – Institutional Shares

Artisan Global Equity Fund – Investor Shares

Artisan Global Opportunities Fund – Investor Shares

Artisan Global Opportunities Fund – Institutional Shares

Artisan Global Opportunities Fund – Advisor Shares

Artisan Global Small Cap Fund – Investor Shares

Artisan Global Value Fund – Investor Shares

Artisan Global Value Fund – Institutional Shares

Artisan Global Value Fund – Advisor Shares

Artisan High Income Fund – Investor Shares

Artisan High Income Fund – Advisor Shares

Artisan International Fund – Investor Shares

Artisan International Fund – Institutional Shares

Artisan International Fund – Advisor Shares

Artisan International Small Cap Fund – Investor Shares

Artisan International Value Fund – Investor Shares

Artisan International Value Fund – Institutional Shares

Artisan International Value Fund – Advisor Shares

Artisan Mid Cap Fund – Investor Shares

Artisan Mid Cap Fund – Institutional Shares

Artisan Mid Cap Fund – Advisor Shares

Artisan Mid Cap Value Fund – Investor Shares

Artisan Mid Cap Value Fund – Institutional Shares

Artisan Mid Cap Value Fund – Advisor Shares

Artisan Small Cap Fund – Investor Shares

Artisan Small Cap Fund – Institutional Shares

Artisan Small Cap Value Fund – Investor Shares

Artisan Small Cap Value Fund – Institutional Shares

Artisan Value Fund – Investor Shares

Artisan Value Fund – Institutional Shares

Artisan Value Fund – Advisor Shares